Exhibit 32(a)

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Amendment Number Two to Annual Report on Form10-K/A of Capital Bancorp, Inc. (the “Company”) for the year ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”) I, R. Rick Hart, Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 30, 2007

/s/ R. Rick Hart
R. Rick Hart, Chairman, President, And Chief Executive Officer